Exhibit 99.1

Verisk Reports Fourth-Quarter 2022 Financial Results

•

Revenues from continuing operations were $630.4 million, up marginally, and up 8.1% on an organic constant currency (OCC) basis for the fourth quarter of 2022. Our revenue from continuing operations growth was flat primarily due to the sale of our environmental health and safety business ("3E") and Financial Services segment.

•

Income from continuing operations was $215.8 million, up 82.4% for the fourth quarter of 2022.  Adjusted EBITDA, a non-GAAP measure, was $332.0 million, up 4.1%, and up 12.9% on an OCC basis. The increase in income from continuing operations is primarily due to an impairment loss incurred in 2021 related to the disposition of our Financial Services segment, offset by a reversal of a litigation reserve.

•

Diluted GAAP earnings per share from continuing operations (diluted EPS) were $1.37 for the fourth quarter of 2022, up 87.7%. Diluted adjusted earnings per share from continuing operations (diluted adjusted EPS), a non-GAAP measure, were $1.43, up 18.2%.

•

Net cash provided by operating activities was $249.0 million, up 32.0%, for the fourth quarter of 2022. Free cash flow, a non-GAAP measure, was $169.3 million, increase 63.9%. The increase is primarily related to the prior year settlement of the EVT litigation, partially offset by the sale of 3E and our Financial Services segment.

•

We paid a cash dividend of 31 cents per share on December 31, 2022. On February 14, 2023, our Board of Directors approved a 9.7% increase in our cash dividend to 34 cents per share payable on March 31, 2023.

•	We repurchased $428.6 million of our shares during the fourth quarter of 2022.

•	We plan to provide 2023 financial guidance on our earnings conference call on March 1, 2023.

JERSEY CITY, N.J., February 28, 2023 — Verisk (Nasdaq:VRSK), a leading global data analytics provider, today announced results for the fourth quarter and fiscal year ended December 31, 2022.

“We completed a significant transformation of Verisk in 2022, returning to a dedicated data analytics and technology partner to the global insurance industry while continuing to deliver value to shareholders through growth and returns,” said Lee Shavel, president and CEO, Verisk. “We’ve started 2023 energized to capitalize on the substantial opportunity to partner with our clients and the industry to support their objectives in a rapidly evolving environment. With our industry centrality and expertise, unique data assets, and talented team, we are uniquely positioned to create value for the industry and deliver on our stated objectives.”

Elizabeth Mann, CFO, said, “Verisk closed out 2022 with very strong financial results. In the fourth quarter, Verisk delivered OCC revenue growth of 8.1% and OCC adjusted EBITDA growth of 12.9%, demonstrating strong sequential improvement and core operating leverage.  For the full year 2022, OCC revenue increased 6.5% while OCC adjusted EBITDA increased 8.0%. We continue to execute against our commitment to deliver margin expansion and I am confident in our ability to achieve our stated 2024 goal.”

Summary of Results (GAAP and Non-GAAP) from Continuing Operations

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Revenues	$630.4	$630.3	0.0%	$2,497.0	$2,462.5	1.4%
Income from continuing operations	215.8	118.3	82.4	1,042.1	607.1	71.7
Adjusted EBITDA	332.0	319.0	4.1	1,284.5	1,247.8	2.9
Diluted EPS attributable to Verisk	1.37	0.73	87.7	6.55	3.72	76.1
Diluted adjusted EPS	1.43	1.21	18.2	5.01	4.48	11.8
Net cash provided by operating activities	249.0	188.6	32.0	1,059.0	1,155.7	(8.4)
Free cash flow	169.3	103.3	63.9	784.3	887.3	(11.6)

Revenues

Revenues from continuing operations increased marginally to $630.4 million in the fourth-quarter 2022, including $5.6 million in storm-related revenue from Hurricane Ian, and reflecting the impact of dispositions. On an OCC basis, revenue increased  8.1% including a 100 basis point contribution from storm-related revenue. In addition, the Energy business qualified as held for sale and discontinued operations in the fourth quarter of 2022. Accordingly, all results of the Energy business have been removed from continuing operations and presented as discontinued operations in our consolidated statements of operations for all periods presented. The transaction was completed on February 1, 2023.

Revenues and Revenue Growth by Segment from Continuing Operations

(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	December 31,		December 31, 2022
	2022	2021	Reported	OCC
Underwriting & rating	$444.4	$399.1	11.4%	6.5%
Claims	186.0	164.3	13.2	11.9
Insurance	630.4	563.4	11.9	8.1
Specialized Markets	-	28.7	(100.0)	-
Financial Services	-	38.2	(100.0)	-
Revenues	$630.4	$630.3	-	8.1

			Revenue Growth
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31, 2022
	2022	2021	Reported	OCC
Underwriting & rating	$1,734.5	$1,555.1	11.5%	6.6%
Claims	702.5	651.8	7.8	6.1
Insurance	2,437.0	2,206.9	10.4	6.5
Specialized Markets	22.4	112.8	(80.1)	-
Financial Services	37.6	142.8	(73.7)	-
Revenues	$2,497.0	$2,462.5	1.4	6.5

Insurance segment revenues grew 11.9% in the fourth quarter of 2022 and 8.1% on an OCC basis.

•

Underwriting & rating revenues increased 11.4% in the quarter and 6.5% on an OCC basis, resulting primarily from annual increases in price derived from continued enhancements to the content of the solutions within our industry-standard insurance programs, as well as selling expanded solutions to existing customers in commercial and personal lines. In addition, extreme events solutions and life solutions contributed to the growth.

•

Claims revenue grew 13.2% in the quarter and 11.9% on an OCC basis. Growth was broad-based with strong results recorded in property estimating, anti-fraud solutions and international. Storm related revenue contributed 340 basis points of OCC growth in the quarter.

There was no Energy and Specialized Markets segment revenue in the quarter as we closed on the sale of the 3E business on March 11, 2022 and the Energy business qualified for discontinued operations.

There was no Financial Services segment revenue in the quarter as we closed the sale of Verisk Financial Services on April 8, 2022.

Net Income from Continuing Operations and Adjusted EBITDA

During fourth-quarter 2022, net income from continuing operations increased 82.4%. The increase was primarily related to a non-cash impairment charge of $134.0 million associated with our Financial Services reporting unit in 2021 and the release of the previously established $50.0 million litigation reserve during the fourth quarter of 2021. Adjusted EBITDA increased 4.1%, and increased 12.9% on an OCC basis.

EBITDA and Adjusted EBITDA by Segment from Continuing Operations

(in millions)

Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure. All OCC figures exclude results from all dispositions namely, Energy, 3E and Verisk Financial Services. Segment-level adjusted EBITDA margins for 2022 reflect a higher level of corporate allocations resulting from recent dispositions and the impact of foreign currency fluctuations.

	Three months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2022	2021	2022	2021	2022	2021	2022 Reported	2022 OCC	2022	2021
Insurance	$342.8	$354.6	54.4%	62.9%	$332.1	$304.6	9.0%	12.9%	52.7%	54.1%
Energy and Specialized Markets	0.5	3.4	0.0	11.6	0.1	3.4	(97.2)	0.0	0.0	11.6
Financial Services	(2.6)	(123.0)	0.0	(322.5)	(0.2)	11.0	(101.6)	0.0	0.0	28.9
Total	$340.7	$235.0	54.0	37.3	$332.0	$319.0	4.1	12.9	52.7	50.6

	Twelve months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2022	2021	2022	2021	2022	2021	2022 Reported	2022 OCC	2022	2021
Insurance	$1,303.0	$1,265.2	53.5%	57.3%	$1,300.0	$1,215.3	7.0%	8.0%	53.3%	55.1%
Energy and Specialized Markets	426.2	9.6	1,900.8	8.5	(21.9)	9.6	(328.5)	0.0	(97.9)	8.5
Financial Services	(89.4)	(111.1)	(237.6)	(77.8)	6.4	22.9	(72.2)	0.0	16.9	16.0
Total	$1,639.8	$1,163.7	65.7	47.3	$1,284.5	$1,247.8	2.9	8.0	51.4	50.7

Earnings Per Share and Diluted Adjusted Earnings Per Share

Diluted EPS attributable to Verisk increased 87.7% to $1.37 for the fourth quarter of 2022 primarily due to an impairment of long-lived assets associated with our Financial Services segment in the fourth quarter of 2021, partially offset by the release of a litigation reserve in the fourth quarter of 2021 and current year acquisition related cost and interest expense.

Diluted adjusted EPS grew 18.2% to $1.43 for the fourth quarter of 2022 driven by strong revenue growth, core operating leverage, a one-time tax benefit of approximately $30.3 million and a lower share base.

Cash Flow and Free Cash Flow

Net cash provided by operating activities was $249.0 million for the fourth quarter of 2022, up 32.0%. Capital expenditures were $79.7 million for the fourth quarter of 2022, down 6.6%. Free cash flow was $169.3 million for the fourth quarter of 2022, up 63.9%. See "Non-GAAP reconciliations" below for a reconciliation to the nearest GAAP measure.

Dividend

On December 31, 2022, we paid a cash dividend of 31 cents per share of common stock issued and outstanding to the holders of record as of December 15, 2022. On February 14, 2023, our Board of Directors approved a 9.7% increase in our cash dividend to 34 cents per share of common stock issued and outstanding, payable on March 31, 2023, to holders of record as of March 15, 2023.

Share Repurchases

Including the accelerated share repurchase (ASR) settled in the fourth quarter of 2022, we repurchased approximately 2,384 thousand shares at an average price of $179.82 per share, for a total cost of $428.6 million for the fourth quarter of 2022. On December 31, 2022, we had $441.3 million remaining under our share repurchase authorization.

Outlook

We plan to provide 2023 financial guidance on our earnings conference call on March 1, 2023.

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, March 1, 2023, at 8:30 a.m. EST (5:30 a.m. PT, 1:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #4948029.

About Verisk

Verisk is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, extreme events, political topics and ESG issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work and fosters an inclusive culture where all team members feel they belong. For more, visit Verisk.com.

Verisk is traded on the Nasdaq exchange and is a part of the S&P 500 Index and the Nasdaq-100 Index.

For more information, please visit www.verisk.com.

Contact:

Investor Relations

Stacey Brodbar

Head of Investor Relations

Verisk

201-469-4327

IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income from continuing operations adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income from continuing operations adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

Attached Financial Statements

Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2022 and 2021

	2022	2021
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$112.5	$111.9
Accounts receivable, net	290.1	299.9
Prepaid expenses	83.7	87.8
Income taxes receivable	44.2	41.4
Other current assets	32.0	31.4
Current assets held-for-sale	362.6	335.0
Total current assets	925.1	907.4
Noncurrent assets:
Fixed assets, net	541.5	531.4
Operating lease right-of-use assets, net	182.0	224.0
Intangible assets, net	504.8	482.3
Goodwill	1,676.0	2,047.6
Deferred income tax assets	31.7	1.8
Other noncurrent assets	371.4	409.4
Noncurrent assets held for sale	2,728.6	3204.2
Total assets	$6,961.1	$7,808.1

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$292.8	$262.1
Short-term debt and current portion of long-term debt	1,392.9	971.3
Deferred revenues	321.7	347.8
Operating lease liabilities	29.5	31.7
Income taxes payable	-	3.0
Current liabilities held-for-sale	282.3	232.10
Total current liabilities	2,319.2	1,848.0
Noncurrent liabilities:
Long-term debt	2,343.2	2,342.8
Deferred income tax liabilities	145.6	290.3
Operating lease liabilities	189.9	231.3
Other noncurrent liabilities	17.9	43.3
Noncurrent liabilities held-for-sale	177.6	209.90
Total liabilities	5,193.4	4,965.6
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 154,701,136 and 161,651,639 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,720.8	2,608.7
Treasury stock, at cost, 389,301,902 and 382,351,399 shares, respectively	(6,239.5)	(4,638.1)
Retained earnings	5,999.1	5,240.4
Accumulated other comprehensive losses	(731.2)	(394.6)
Total Verisk stockholders' equity	1,749.3	2,816.5
Noncontrolling interests	18.4	26.0
Total stockholders’ equity	1,767.7	2,842.5
Total liabilities and stockholders’ equity	$6,961.1	$7,808.1

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Twelve Months Ended December 31, 2022 and 2021

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in millions, except for share and per share data)
Revenues	$630.4	$630.3	$2,497.0	$2,462.5
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	205.2	216.2	824.6	853.7
Selling, general and administrative	80.7	46.4	381.5	313.2
Depreciation and amortization of fixed assets	43.0	42.5	164.2	170.3
Amortization of intangible assets	17.0	20.1	74.4	79.9
Other operating loss (income)	2.0	134.0	(354.2)	134.0
Total operating expenses	347.9	459.2	1,090.5	1,551.1
Operating income	282.5	171.1	1,406.5	911.4
Other income (expense):
Investment (loss) income and others, net	(1.8)	1.3	(5.3)	2.1
Interest expense	(41.2)	(30.2)	(138.8)	(127.0)
Total other expense, net	(43.0)	(28.9)	(144.1)	(124.9)
Income from continuing operations before income taxes	239.5	142.2	1,262.4	786.5
Provision for income taxes	(23.7)	(23.9)	(220.3)	(179.4)
Income from continuing operations	215.8	118.3	1,042.1	607.1
(Loss) Income from discontinued operations, net of tax benefit (expense) of $139.9, $1.5, $131.5 and $(29.7), respectively	(154.6)	23.5	(87.8)	59.2
Net Income	61.2	141.8	954.3	666.3
Less: Net income attributable to noncontrolling interests	(0.1)	0.1	(0.4)	(0.1)
Net income attributable to Verisk	$61.1	$141.9	$953.9	$666.2
Basic net income per share attributable to Verisk:
Income from continuing operations	$1.38	$0.73	$6.60	$3.75
Income from discontinued operations	(0.99)	0.15	(0.56)	0.37
Basic net income per share attributable to Verisk:	$0.39	$0.88	$6.04	$4.12
Diluted net income per share attributable to Verisk:
Income from continuing operations	$1.37	$0.73	$6.55	$3.72
Income from discontinued operations	(0.98)	0.14	(0.55)	0.36
Diluted net income per share attributable to Verisk:	$0.39	$0.87	$6.00	$4.08
Weighted average shares outstanding:
Basic	156,028,555	161,349,619	157,905,718	161,841,441
Diluted	156,974,983	163,079,591	158,928,942	163,338,909

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2022 and 2021

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in millions)
Cash flows from operating activities:
Net income	$61.2	$141.8	$954.3	$666.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	46.0	53.0	197.1	206.9
Amortization of intangible assets	21.9	43.6	142.9	176.7
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.2	0.3	1.1	1.4
Provision for doubtful accounts	2.6	4.7	7.0	17.7
Gain on sale of assets	33.5	-	(393.9)	—
Stock-based compensation expense	6.3	8.3	56.5	55.7
Impairment of long lived assets	303.7	134.0	377.4	134.0
Deferred income taxes	(199.7)	15.9	(261.0)	49.8
Loss on disposal of fixed assets, net	0.3	0.3	1.1	0.4
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	24.6	19.2	(57.7)	(29.7)
Prepaid expenses and other assets	3.1	(6.1)	(8.4)	(33.6)
Operating lease right-of-use assets, net	11.3	10.4	46.6	41.3
Income taxes	23.3	(17.2)	25.6	(5.7)
Accounts payable and accrued liabilities	6.0	(110.0)	(21.2)	(80.8)
Deferred revenues	(69.8)	(84.1)	64.5	32.4
Operating lease liabilities	(5.7)	(10.3)	(43.9)	(41.3)
Other liabilities	(19.8)	(15.2)	(29.0)	(35.8)
Net cash provided by operating activities	249.0	188.6	1,059.0	1,155.7
Cash flows from investing activities:
Acquisitions and purchase of controlling interest, net of cash acquired of $3.6 and $5.9; and $9.3 and $11.1, respectively	-	(240.4)	(448.9)	(289.8)
Proceeds from sale of businesses	-	-	1,073.3	—
Investments in nonpublic companies	(2.1)	(2.5)	(46.0)	(23.6)
Escrow funding associated with acquisitions	-	(2.0)	(2.3)	(9.2)
Capital expenditures	(79.7)	(85.3)	(274.7)	(268.4)
Payment of contingent liability related to acquisitions	-	-	—	(1.2)
Other investing activities, net	-	(0.6)	—	0.2
Net cash (used in) provided by investing activities	(81.8)	(330.8)	301.4	(592.0)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in millions)
Cash flows from financing activities:
Proceeds from short-term debt, net	50.0	205.0	380.0	560.0
Repayments of current portion of long-term debt	—	—	(350.0)	(450.0)
Proceeds from issuance of short-term debt with original maturities less than three month	275.0	—	400.0	—
Repurchases of common stock	(466.2)	(75.0)	(1,662.5)	(475.0)
Net share settlement of taxes from restricted stock and performance share awards	(0.3)	(0.6)	(20.7)	(11.8)
Proceeds from stock options exercised	20.9	39.4	132.5	84.3
Dividends paid	(48.0)	(47.2)	(195.2)	(188.2)
Other financing activities, net	(0.8)	(3.4)	(14.3)	(18.2)
Net cash (used in) provided by financing activities	(169.4)	118.2	(1,330.2)	(498.9)
Effect of exchange rate changes	18.1	2.2	(17.8)	(3.3)
Increase (decrease) in cash and cash equivalents	15.9	(21.8)	12.4	61.5
Cash and cash equivalents, beginning of period	276.8	302.1	280.3	218.8
Cash and cash equivalents, end of period	$292.7	$280.3	$292.7	$280.3
Supplemental disclosures:
Income taxes paid	$60.1	$30.3	$324.5	$175.0
Interest paid	$60.0	$38.1	$134.3	$129.0
Noncash investing and financing activities:
Deferred tax liability established on date of acquisitions	$(2.5)	$15.5	$14.0	$21.0
Finance lease additions, net of disposals	$0.3	$2.5	$5.2	$7.0
Operating lease additions, net of terminations	$5.8	$1.4	$21.7	$22.4
Fixed assets included in accounts payable and accrued liabilities	$0.2	$5.3	$0.2	$5.3

Non-GAAP Reconciliations

Consolidated EBITDA, Adjusted EBITDA, and Organic Adjusted EBITDA Reconciliation from Continuing Operations

(in millions)

Note: EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of consolidated revenues.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022		2021		2022		2021
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net Income	$61.2	9.7%	$141.8	22.5%	$954.3	38.2%	$666.3	27.1%
Less: (Loss) Income from discontinued operations, net of tax benefit (expense)	(154.6)	(24.5)	23.5	3.7	(87.8)	(3.5)	59.2	2.4
Income from continuing operations	215.8	34.2%	118.3	18.8%	1,042.1	41.7%	607.1	24.7%
Depreciation and amortization of fixed assets	43.0	6.8	42.5	6.7	164.2	6.6	170.3	6.9
Amortization of intangible assets	17.0	2.7	20.1	3.2	74.4	3.0	79.9	3.2
Interest expense	41.2	6.5	30.2	4.8	138.8	5.6	127.0	5.2
Provision for income taxes	23.7	3.8	23.9	3.8	220.3	8.8	179.4	7.3
EBITDA	340.7	54.0	235.0	37.3	1,639.8	65.7	1,163.7	47.3
Impairment loss	—	—	134.0	21.3	73.7	3.0	134.0	5.4
Litigation reserve	—	—	(50.0)	(8.0)	—	—	(50.0)	(2.0)
Acquisition-related costs (earn-outs)	(10.7)	(1.6)	—	—	(2.9)	(0.2)	0.1	—
Severance expense	—	—	—	—	1.8	0.1	—	—
Loss (gain) from dispositions	2.0	0.3	—		(427.9)	(17.2)	—	—
Adjusted EBITDA	332.0	52.7	319.0	50.6	1,284.5	51.4	1,247.8	50.7
Adjusted EBITDA from acquisitions and dispositions	(5.4)		(110.3)		(36.0)		(169.8)
Organic adjusted EBITDA	$326.6	54.2%	$208.7	37.2%	$1,248.5	53.5%	$1,078.0	48.9%

Segment Results Summary and Adjusted EBITDA Reconciliation from Continuing Operations

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$630.4	$-	$-	$563.4	$28.7	$38.2
Revenues from acquisitions and dispositions	(28.2)	-	-	(1.8)	(28.7)	(38.2)
Organic revenues	$602.2	$-	$-	$561.6	$-	$-

EBITDA	$342.8	$0.5	$(2.6)	$354.6	$3.4	$(123.0)
Impairment loss	-	-	-	-	-	134.0
Litigation reserve	-	-	-	(50.0)	-	-
(Gain) loss from dispositions from continuing operations	-	(0.4)	2.4	-	-	-
Acquisition-related costs (earn-outs)	(10.7)	-	-	-	-	-
Adjusted EBITDA	332.1	0.1	(0.2)	304.6	3.4	11.0
Adjusted EBITDA from acquisitions and dispositions	(5.5)	(0.1)	0.2	(95.9)	(3.4)	(11.0)
Organic adjusted EBITDA	$326.6	$-	$-	$208.7	$-	$-

	Twelve Months Ended December 31, 2022			Twelve Months Ended December 31, 2021
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$2,437.0	$22.4	$37.6	$2,206.9	$112.8	$142.8
Revenues from acquisitions and dispositions	(104.5)	(22.4)	(37.6)	(2.6)	(112.8)	(142.8)
Organic revenues	$2,332.5	$-	$-	$2,204.3	$-	$-

EBITDA	$1,303.0	$426.2	$(89.4)	$1,265.2	$9.6	$(111.1)
Impairment loss	-	-	73.7	-	-	134.00
Litigation reserve	-	-	-	(50.0)	-	-
Acquisition-related costs (earn-outs)	(3.0)	-	-	0.1	-	-
Severance expense	-	1.8	-	-	-
(Gain) loss from dispositions	-	(449.9)	22.1	-	-	-
Adjusted EBITDA	1,300.0	(21.9)	6.4	1,215.3	9.6	22.9
Adjusted EBITDA from acquisitions and dispositions	(51.5)	21.9	(6.4)	(137.3)	(9.6)	(22.9)
Organic adjusted EBITDA	$1,248.5	$-	$-	$1,078.0	$-	$-

Segment Adjusted EBITDA Margin Reconciliation from Continuing Operations

Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	54.4%	—%	—%	62.9%	11.6%	(322.5)%
Impairment loss	—	—	—	—	—	351.4
Litigation reserve	—	—	—	(8.8)	—	—
Acquisition-related costs (earn-outs)	(1.7)	—	—	—	—	—
Adjusted EBITDA margin	52.7	0.0	0.0	54.1	11.6	28.9

	Twelve Months Ended December 31, 2022			Twelve Months Ended December 31, 2021
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	53.5%	1900.8%	(237.6)%	57.3%	8.5%	(77.8)%
Impairment loss	—	—	196.1	—	—	—
Litigation reserve	—	—	—	(2.2)	—	—
Severance expense	—	8.0		—	—	—
Acquisition-related costs (earn-outs)	(0.2)	—	—	—	—	—
(Gain) loss from dispositions	—	(2,006.7)	58.4	—	—	93.8
Adjusted EBITDA margin	53.3	(97.9)	16.9	55.1	8.5	16.0

Consolidated Adjusted EBITDA Expense Reconciliation from Continuing Operations

(in millions)

Note: Adjusted EBITDA expense is a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating expenses	$347.9	$459.2	$1,090.5	$1,551.1
Depreciation and amortization of fixed assets	(43.0)	(42.5)	(164.2)	(170.3)
Amortization of intangible assets	(17.0)	(20.1)	(74.4)	(79.9)
Investment loss (income) and others, net	1.8	(1.3)	5.3	(2.1)
Litigation reserve	-	50.0	-	50.0
Acquisition-related costs (earn-outs)	10.7	-	2.9	(0.1)
Impairment loss	-	(134.0)	(73.7)	(134.0)
Severance expense	-	-	(1.8)	-
Loss (gain) from dispositions	(2.0)	-	427.9	-
Adjusted EBITDA expense	$298.4	$311.3	$1,212.5	$1,214.7

Diluted Adjusted EPS Reconciliation from Continuing Operations

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net Income	$61.2	$141.8	$954.3	$666.3
less: (Loss) income from discontinued operations	(154.6)	23.5	(87.8)	59.2
Income from continuing operations	215.8	118.3	1,042.1	607.1
plus: Amortization of intangibles	17.0	20.1	74.4	79.9
less: Income tax effect on amortization of intangibles	(4.2)	(5.0)	(18.6)	(20.0)
less: Litigation reserve	-	(50.0)	-	(50.0)
plus: Income tax effect on litigation reserve	-	12.6	-	12.6
plus: Acquisition-related costs and interest expense (earn-outs)	(7.7)	-	(0.1)	0.1
less: Income tax effect on acquisition-related costs and interest expense (earn-outs)	1.9	-	0.1	-
plus: Impairment loss	-	134.0	73.7	134.0
less: Income tax effect on impairment loss	-	(32.8)	(16.8)	(32.8)
plus: Severance expense	-	-	1.8	—
less: Income tax effect on severance expense	-	-	(0.4)	—
less: Gain from dispositions	2.0	-	(427.9)	-
plus: Income tax on effect on gain from dispositions	-	-	67.4	-
Adjusted net income	$224.8	$197.2	$795.7	$730.9

Diluted EPS attributable to Verisk	$0.39	$0.88	$6.00	$4.08
Diluted adjusted EPS	$1.43	$1.21	$5.01	$4.48

Weighted-average diluted shares outstanding	157.0	163.1	158.9	163.3

Free Cash Flow Reconciliation from Continuing Operations

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	Change	2022	2021	Change
Net cash provided by operating activities	$249.0	$188.6	32.0%	$1,059.0	$1,155.7	(8.4)%
Capital expenditures	(79.7)	(85.3)	(6.6)	(274.7)	(268.4)	2.3
Free cash flow	$169.3	$103.3	63.9	$784.3	$887.3	(11.6)